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                                                                   EXHIBIT 21.1

                      SUBSIDIARIES OF XPLOR ENERGY, INC.

                                                         ----------------------
                                                         STATE OF INCORPORATION
NAME                                                            OR ORGANIZATION
----                                                     ----------------------
Araxas Energy Corporation                                       Oklahoma
South Coast Exploration Company                                 Texas
Interactive Exploration Solutions, Inc. (doing business
 as "INEXS")                                                    Texas
SOCO Exploration, L.P.                                          Texas
Araxas Exploration, Inc.                                        Oklahoma
Araxas SPV-I, Inc.                                              Oklahoma